SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934


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     [ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             CORDIS CORPORATION
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              (Name of Registrant as Specified in Its Charter)
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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)
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
                    PRELIMINARY COPY--DATED NOVEMBER 1, 1995
                               CORDIS CORPORATION
                             5200 Blue Lagoon Drive
                                   Suite 200
                              Miami, Florida 33126
                                 (305) 824-2000

            , 1995

Dear Shareholder:

    On October 19, 1995, Johnson & Johnson and its wholly owned subsidiary, JNJ Acquisition Corp. (collectively, "J&J"), announced an unsolicited offer to purchase all outstanding shares of common stock of the Company at a price of $100 per share in cash. At the same time, J&J indicated its preference to pay $105 per share in a stock-for-stock merger in which all outstanding Cordis shares would be exchanged for common stock of J&J. One day later, on October 20, 1995, J&J filed a consent statement in preliminary form to solicit written consents from the Company's shareholders to, among other things, remove your directors and replace them with J&J's chosen nominees in order to carry out the stock merger. The enclosed consent materials were filed by the Company to oppose J&J's attempt to take control of your Board.

    As previously announced, at a meeting held on October 31, 1995, the Board of Directors of the Company determined that both the unsolicited $100 cash offer and the $105 stock proposal by J&J are inadequate and not in the best interests of the Company or its shareholders. THE BOARD IS ASKING YOU TO JOIN IT IN OPPOSING J&J'S ATTEMPT TO GAIN CONTROL OF YOUR BOARD IN ORDER TO COMPLETE ITS PLANNED ACQUISITION OF THE COMPANY AT AN INADEQUATE PRICE.

    We believe that significant value will be created for shareholders through the pursuit of the current strategic plan as an independent company. We also continue to be committed to the maximization of shareholder value. In this regard, management and the Company's advisors have been instructed to explore all strategic alternatives and to report back to the Board at an early date.

    YOUR BOARD UNANIMOUSLY OPPOSES THE J&J SOLICITATION OF CONSENTS AND URGES YOU NOT TO SIGN THE BLUE CONSENT CARD SENT TO YOU BY J&J.

    WHETHER OR NOT YOU HAVE PREVIOUSLY SIGNED A BLUE J&J CONSENT CARD, PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE CONSENT REVOCATION CARD AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

                                          Robert C. Strauss
                                          Chairman, President and
                                            Chief Executive Officer

                                   IMPORTANT

    Your Board of Directors is soliciting AGAINST the J&J Proposals (as defined herein). By executing the enclosed WHITE consent revocation card you will revoke any earlier dated blue consent card solicited by J&J which you may have signed. The blue consent card solicited by J&J may also be revoked by executing a later dated written revocation of the blue card and returning it to the Secretary of the Company (at the address set forth on the first page hereof).

    EVEN IF YOU HAVE NOT PREVIOUSLY EXECUTED A BLUE CONSENT CARD SOLICITED BY J&J, THE BOARD OF DIRECTORS URGES YOU TO EXECUTE A WHITE CONSENT REVOCATION CARD AND RETURN IT TO THE COMPANY TO INDICATE YOUR SUPPORT FOR THE BOARD'S POSITION. Checking a "Revoke Consent" box on the WHITE consent revocation card with respect to the J&J Proposals will have no legal effect other than to revoke a prior dated consent solicited by J&J and will not constitute a ratification by shareholders of actions which the Board may determine to take in the interests of the Company's shareholders. Any such action which would require shareholder approval under applicable law will be submitted to shareholders at the appropriate time. The Board nonetheless urges you to inform it of your support by signing and dating the enclosed WHITE consent revocation card and returning it to the Company as soon as possible.

    IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK NOMINEE OR OTHER SIMILAR "STREET NAME" HOLDER, WE URGE YOU TO CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO EXECUTE THE ENCLOSED WHITE CONSENT REVOCATION CARD ON YOUR BEHALF.

    Revocations of consent effected by means of the WHITE consent revocation card solicited by the Board are themselves revocable by a shareholder by delivering a written notice to the Company (at the address set forth on the first page hereof).

    If you have any questions or require any assistance in executing or delivering your consent, please call:

                            MacKenzie Partners, Inc.
                                156 Fifth Avenue
                            New York, New York 10010
                 Banks and Brokers Call Collect: (212) 929-5500
                   All Others Call Toll-Free: (800) 322-2885

                    PRELIMINARY COPY--DATED NOVEMBER 1, 1995
                      STATEMENT OF THE BOARD OF DIRECTORS
                             OF CORDIS CORPORATION
                 IN OPPOSITION TO THE SOLICITATION OF CONSENTS
                 BY JNJ ACQUISITION CORP. AND JOHNSON & JOHNSON

    This Statement is furnished by the Board of Directors (the "Board") of Cordis Corporation (the "Company") to holders of the outstanding shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), in connection with the Board's opposition to a solicitation of written consents by Johnson & Johnson and its wholly owned subsidiary, JNJ Acquisition Corp. (collectively, "J&J"). THE BOARD URGES YOU TO REJECT THE J&J SOLICITATION AND TO REVOKE ANY BLUE J&J CONSENT CARD YOU HAVE ALREADY SIGNED BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE CONSENT REVOCATION CARD.

    On October 31, 1995, the Board unanimously determined that the unsolicited offer by J&J to acquire all the outstanding shares of Common Stock (including associated rights (the "Rights")) at a price of $100 per share in cash (the "Offer") and J&J's alternative proposal to acquire all the outstanding shares ("Shares") of Common Stock through a stock-for-stock merger at $105 per share (the "Stock Merger") in which all outstanding Shares would be exchanged for common stock of J&J are both inadequate and not in the best interests of the Company or its shareholders.

    In its effort to pursue the Stock Merger at a value your Board has found to be inadequate, J&J has solicited your consent to the following proposals (collectively, the "J&J Proposals"): (1) to remove all nine of the present members of the Board; (2) to amend the Bylaws of the Company to fix the number of directors at three; (3) to elect three J&J nominees as the directors of the Company; and (4) to repeal each provision of the Bylaws adopted subsequent to April of 1977 and prior to the effectiveness of the J&J Proposals.

    Signing and returning the blue J&J consent card only serves to further the interests of J&J. According to J&J's solicitation statement (the "J&J Proxy Statement"), J&J's nominees, if elected, intend (subject to their fiduciary duties) to approve, submit and recommend to you approval of the Stock Merger and take such other actions as are necessary to facilitate the consummation of the Stock Merger at a price which the Company's present Board has unanimously determined is inadequate and not in the best interests of the Company or you.

    FOR THE REASONS SET FORTH HEREIN, THE BOARD OF DIRECTORS BELIEVES THAT IT IS NOT IN YOUR BEST INTERESTS TO CEDE CONTROL OF THE COMPANY TO THE J&J NOMINEES.

    WHETHER OR NOT YOU HAVE PREVIOUSLY SIGNED A BLUE J&J CONSENT CARD, PLEASE SIGN, DATE AND RETURN THE ENCLOSED WHITE CONSENT REVOCATION CARD IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

    IF YOUR SHARES ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK NOMINEE OR OTHER SIMILAR "STREET NAME" HOLDER, WE URGE YOU TO CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO EXECUTE THE ENCLOSED WHITE CONSENT REVOCATION CARD ON YOUR BEHALF.

    This statement and the accompanying WHITE consent revocation card are first
being mailed to shareholders on or about             , 1995.

                               REASONS THE BOARD
                           OPPOSES THE J&J PROPOSALS

    On October 19, 1995, J&J announced an unsolicited offer to purchase all the outstanding Shares of the Company at a price of $100 per Share. At the same time, J&J indicated its preference to pay $105 per Share in a stock-for-stock merger in which all outstanding Shares would be exchanged for common stock of J&J. On October 20, 1995, J&J filed the J&J Proxy Statement with respect to a solicitation of written consents from the Company's shareholders to remove and replace the Board in order to pursue the Stock Merger.

    At a meeting of the Board held on October 31, 1995 (the "Meeting"), the Board carefully considered the Company's business, financial condition and future prospects, the terms of the Offer and the Stock Merger and other matters, including presentations by its legal and financial advisors. After taking into account these matters, the Board determined by unanimous vote that both the Offer and the Stock Merger are inadequate and not in the best interests of the Company and its shareholders. ACCORDINGLY, THE BOARD UNANIMOUSLY URGES YOU NOT TO SIGN THE BLUE CONSENT CARD SENT TO YOU BY J&J AND TO SIGN, DATE AND RETURN THE ENCLOSED WHITE CONSENT REVOCATION CARD TO THE COMPANY. The Board believes that significant value will be created for shareholders through the pursuit of the current strategic plan as an independent company. The Board also continues to be committed to the maximization of shareholder value. In this regard, the Board has authorized management and the Company's advisors to explore all strategic alternatives and to report back to the Board at an early date.

    At the Meeting, the Board considered a number of factors, including the following:

    . The Company's business, financial condition, results of operations, business strategy and future prospects, including growth opportunities in certain markets in which the Company operates or intends to operate.

    . A presentation by Morgan Stanley & Co. Incorporated, the Company's financial advisor ("Morgan Stanley"), concerning the Company and financial aspects of the Offer and the Stock Merger.

    . The oral opinion of Morgan Stanley, confirmed in writing, to the effect that, as of the date of such opinion, the consideration to be received by the holders of Shares (other than J&J and its affiliates) pursuant to the Offer is inadequate, from a financial point of view, to such holders.

    . The oral advice of Morgan Stanley to the Board at the Meeting concerning the inadequacy from a financial point of view of the purchase price component of the Stock Merger proposal.

    . The Board's belief, based in part on the factors referred to above, that neither of the $100 per Share cash price pursuant to the Offer or the $105 per Share in stock pursuant to the Stock Merger reflects the current value of the Company or the significant value that will be created for shareholders through the pursuit of the current strategic plan as an independent company.

    . The Board's commitment to protecting the best interests of the Company's shareholders and the maximization of shareholder value.

    . The Board's strong belief that the current directors, not J&J's representatives, are best equipped to determine which direction Cordis should take to protect your interests.

    GIVEN THESE REASONS, YOUR BOARD URGES YOU NOT TO SIGN THE BLUE CONSENT CARD SENT TO YOU BY J&J. WHETHER OR NOT YOU HAVE PREVIOUSLY SIGNED A BLUE J&J CONSENT CARD, PLEASE SIGN, DATE AND RETURN THE ENCLOSED WHITE CONSENT REVOCATION CARD IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

                             THE CONSENT PROCEDURE

    On October 23, 1995, the Board of Directors amended the Bylaws of the Company to adopt a record date procedure in connection with written consent solicitations. Under the new Bylaw, following a request for a record date in connection with a consent solicitation, the Board is required to fix a record date within ten (10) business days. The date fixed by the Board as the record date must be no later than ten (10) business days after the date on which the Board acts. On October 24, 1995, J&J requested that the Board set a record date
with respect to its solicitation. On November   , 1995, the Board fixed November
  , 1995 as the record date (the "Record Date") for determining shareholders entitled to grant or revoke their written consents with respect to the J&J Proposals. You are entitled to grant or revoke consents for all Shares that you owned on the Record Date (even if you subsequently sold or transferred any of
those Shares). As of November   , 1995,       shares of Common Stock were
outstanding.

    If any Shares that you owned on the Record Date were held for you in an account with a stock brokerage firm, bank nominee or other similar "street name" holder, you are not entitled to vote such Shares directly, but rather must give instructions to the stock brokerage firm, bank nominee or other "street name" holder to grant or revoke consent for the Shares held in your name. Accordingly, you should contact the person responsible for your account and direct him or her to execute the enclosed WHITE consent revocation card on your behalf. You are urged to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to the Company in care of MacKenzie Partners, Inc. ("MacKenzie") at the address set forth below so that the Company will be aware of all your instruction and can attempt to insure such instructions are followed.

    You may revoke a previously delivered written consent by sending a written notice of revocation to the Company. You are urged, however, to deliver all revocations of consents to MacKenzie Partners, Inc., at 156 Fifth Avenue, 9th Floor, New York, New York 10010. You will revoke any earlier dated blue card by signing and returning the enclosed WHITE consent revocation card. You have the right to return a WHITE consent revocation card even if you previously signed a blue consent card in support of the J&J Proposals or sold or transferred your Common Stock after the Record Date. Any shareholder executing and delivering the enclosed WHITE consent revocation card may revoke such action by delivery of written notice to the Company at the address set forth on the first page hereof.

    Under Florida law, unless otherwise provided in a corporation's articles of incorporation, shareholders may act without a meeting, without prior notice and without a vote, if consents in writing setting forth the action to be taken are signed by holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted. The action is effective when the necessary number of written consents describing the action taken, dated and signed by approving holders, are delivered to the corporation's principal place of business. The Company's articles of incorporation do not prohibit shareholder action by written consent. The unrevoked consent of the holders of not less than (1) a majority of the Shares outstanding and entitled to vote on the Record Date must be obtained within the time limits specified herein to adopt the J&J Proposals (other than the J&J Proposal to elect its nominees), and (2) a plurality of the Shares outstanding and entitled to vote on the Record Date must be obtained within the time limits specified herein to adopt the J&J Proposal to elect its nominees. Because the effectiveness of each J&J Proposal is conditioned upon approval of all J&J Proposals, and because the greatest minimum number of consents required to adopt and effect any of the J&J Proposals is the consent of the holders of a majority of the outstanding Shares, the effectiveness of each and all of the J&J Proposals is subject to, and conditioned upon, delivery to the Company within the time periods specified herein of properly executed and unrevoked written consents in favor of each of the J&J Proposals by the holders of a majority of the Shares outstanding and entitled to vote on the Record Date. Under Florida law, no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date of the earliest properly delivered dated consent, written consents signed by the number or shareholders required to take such action are properly delivered to the corporation. Abstentions and broker non-votes will have the effect of a vote against the J&J Proposals. If a shareholder consents to the J&J Proposals, abstentions and broker non-votes with respect to the Company's card will have the same effect as a vote for the J&J Proposals. If a shareholder does not return J&J's consent card, abstentions and broker non-votes with respect to the Company's card will have the same effect as a vote against the J&J Proposals.

    The Company will recognize any consent revocation dated and signed by a record holder as effective to revoke any consent submitted which bears an earlier date.

    YOU HAVE THE RIGHT TO REVOKE, IN WHOLE OR IN PART, ANY CONSENT YOU MAY HAVE PREVIOUSLY GIVEN TO J&J. TO DO SO, YOU NEED ONLY MARK, DATE, SIGN AND RETURN IN THE ENCLOSED POSTAGE PREPAID ENVELOPE THE WHITE CONSENT REVOCATION CARD WHICH ACCOMPANIES THIS STATEMENT. IF YOU DO NOT INDICATE A SPECIFIC VOTE ON THE WHITE CONSENT REVOCATION CARD WITH RESPECT TO THE J&J PROPOSALS, THE CARD WILL BE USED IN ACCORDANCE WITH THE BOARD'S RECOMMENDATION TO REVOKE ANY CONSENT WITH RESPECT TO SUCH PROPOSALS.

    IF YOU ARE AGAINST THE J&J PROPOSALS AND HAVE NOT SIGNED A J&J CONSENT, YOU MAY OPPOSE THE J&J PROPOSALS BY MARKING, DATING, SIGNING AND RETURNING THE ENCLOSED WHITE CONSENT REVOCATION CARD. ALTHOUGH DOING SO WILL NOT HAVE ANY LEGAL EFFECT, PLEASE RETURN THE WHITE CONSENT REVOCATION CARD SO THAT THE COMPANY MAY KEEP TRACK OF HOW MANY SHAREHOLDERS OPPOSE THE J&J PROPOSALS.

    The Board has retained MacKenzie to assist the Board in communicating with shareholders in connection with the J&J Proposals and to assist in our efforts to obtain consent revocations. If you have any questions about how to complete or submit your consent revocation card or any other questions, MacKenzie will be pleased to assist you. You may call MacKenzie at (800) 322-2885. If you are a record holder of Common Stock, you may return your consent revocation card to MacKenzie at 156 Fifth Avenue, 9th Floor, New York, NY 10010. If your shares are held in the name of a brokerage firm, bank nominee or other similar "street name" holder, only it can sign a consent revocation with respect to your shares. Please contact the person responsible for your account and direct him or her to execute the enclosed WHITE consent revocation card on your behalf.

                               BOARD OF DIRECTORS

INTRODUCTION

    The following table identifies current members of the Board of Directors of the Company.

                                                                                     YEAR FIRST
                                                  PRINCIPAL OCCUPATION OR            ELECTED A
    NAME (AGE)                                           EMPLOYMENT                   DIRECTOR
----------------------------------------  ----------------------------------------   ----------
Catherine M. Burzik (44)                  President, Chief Executive Officer and       --
                                            Director, Kodak Health Imaging Systems
                                            Inc., a subsidiary of Eastman Kodak
                                            Company, since 1993. From 1991 to
                                            1993, General Manager, Electronic
                                            Imaging Products, Health Science
                                            Division of Eastman Kodak.
David R. Challoner, M.D. (60)             Vice President for Health Affairs,            1990
                                            University of Florida. Chairman of the
                                            Board, Shands Hospital at the
                                            University of Florida. Former Dean,
                                            St. Louis University School of
                                            Medicine. Member Institute of
                                            Medicine, National Academy of
                                            Sciences. Member, Directors' Advisory
                                            Committee, National Institutes of
                                            Health. Former President, American
                                            Federation for Clinical Research.
Richard W. Foxen (67)                     Retired. Until 1988, Senior Vice              1989
                                            President, Strategic Management and
                                            International, Rockwell International
                                            Corporation; Former Vice-President,
                                            European Operations, General Electric
                                            Corporation; Adjunct Professor,
                                            Business Administration,
                                            Carnegie-Mellon University and
                                            University of Pittsburgh.
Donald F. Malin, Jr. (67)                 Retired. Until 1991, Partner, Simpson         1982
                                            Thacher & Bartlett, Attorneys at Law,
                                            New York City, legal counsel to the
                                            Company.
William J. Razzouk (47)                   Executive Vice President of Worldwide           --
                                            Customer Operations, Federal Express
                                            Corporation and Director since 1993.
                                            From 1990 to 1993 Senior Vice
                                            President--Sales and Customer Services
                                            of Federal Express Corporation.
                                            Director, Sanifill Inc. and The
                                            National Sports Foundation.
Robert C. Strauss (54)                    President and Chief Executive Officer of      1987
                                            the Company since February 1987.
                                            Formerly Senior Vice President and
                                            Chief Financial Officer from 1986 to
                                            1987 and Vice President and Chief
                                            Financial Officer from 1983 to 1986.
                                            Trustee, University of Miami.
                                            Director, Miami Children's Hospital,
                                            Health Industry Manufacturers
                                            Association (HIMA), American Bankers
                                            Insurance Group, United Way and
                                            Enterprise Florida.
Jan L. de Ruyter van Steveninck (65)      Retired. Senior Vice President, European      1990
                                            Operations of the Company from 1987 to
                                            June, 1990. Before 1987, Vice
                                            President, European Operations.

                                                                                     YEAR FIRST
                                                  PRINCIPAL OCCUPATION OR            ELECTED A
    NAME (AGE)                                           EMPLOYMENT                   DIRECTOR
----------------------------------------  ----------------------------------------   ----------
Wilton W. Webster, Jr. (67)               Vice President and Senior Scientific          1994
                                            Advisor of the Company since April,
                                            1994. Founder and Senior Scientific
                                            Advisor of Cordis Webster, Inc. since
                                            December, 1994. Vice President,
                                            Research & Development and Chief
                                            Engineer of Cordis Webster Inc. from
                                            April 1994 to December, 1994. Formerly
                                            Vice President and Chief Engineer from
                                            1993 to 1994 and Founder, Chairman of
                                            the Board. President and Chief
                                            Executive Officer of Webster
                                            Laboratories, Inc. from 1980 until
                                            1993.
Patricia K. Woolf, Ph.D (60)              Consultant, author, and lecturer,             1982
                                            Department of Molecular Biology,
                                            Princeton University. Director,
                                            American Balanced Fund, Income Fund of
                                            America, Growth Fund of America, and
                                            Small Cap World Fund. Director,
                                            General Public Utilities Corporation,
                                            National Life Insurance Company of
                                            Vermont and Crompton and Knowles Corp.
                                            Trustee, New Economy Fund.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board has standing Audit, Compensation and Quality committees. It has no nominating committee. However, in April of 1995 the Board formed a Search Committee to identify candidates for election as Company directors. The members of this ad hoc committee are Richard W. Foxen, Chairman, Robert Q. Marston and Robert C. Strauss. The Committee considered various candidates and recommended two candidates for election as directors.

    The members of the Audit Committee during fiscal 1995 were Richard W. Foxen (Chairman), Donald F. Malin, Jr., Patricia K. Woolf and David R. Challoner. The Committee held three meetings during fiscal 1995. During that year, the Audit Committee, among other things: (i) recommended that Deloitte & Touche be appointed as the Company's independent auditors; (ii) reviewed the audit activities of both the independent auditors and the internal auditor of the Company; (iii) met separately and privately with the independent auditors, the internal auditor and with the Company's financial, accounting and management officers to insure that the scope of activities of the independent and internal auditors had not been restricted and that adequate responses to their recommendations had been received; and (iv) made periodic reports to the Board.

    The members of the Compensation Committee during fiscal 1995 were Donald F. Malin, Jr. (Chairman), Jan L. de Ruyter van Steveninck and Richard W. Foxen. The Committee held three meetings during fiscal 1995. During that year, the Compensation Committee, among other things: (i) reviewed salaries of the Chief Executive Officer and corporate officers of the Company; (ii) considered management's proposals for granting of stock options under the Cordis Corporation Non-Qualified Stock Option Plan and approved such grants of stock options; (iii) established performance goals for the Cordis Corporation 1991 Performance Unit Award Plan ("PUAP") and approved the grants of Awards under the PUAP; (iv) reviewed the Cordis Corporation Director Retirement Plan and Director compensation practices; (v) reviewed other compensation matters, including the method of payment of Awards under the PUAP; and (vi) made periodic reports to the Board.

    The members of the Quality Committee during fiscal 1995 were Patricia K. Woolf, (Chairman), David R. Challoner, and Jan L. de Ruyter van Steveninck. The Committee held four meetings during fiscal 1995. During that year, the Quality Committee, among other things: (i) reviewed and monitored the auditing activities of the Company and the results of those audits; (ii) reviewed the Company's quality functions and regulatory compliance activities; (iii) reviewed the independent quality consultant's audit of the Company's facility; (iv) reviewed and approved the Quality Committee Charter, as restated; and (v) made periodic reports to the Board.

MEETING ATTENDANCE

    The Board of Directors held a total of six meetings during fiscal 1995. Each Director attended in excess of 75% of the total number of meetings of the Board and of each Committee of the Board on which such Director served during the fiscal year. On average, each Director attended 95% of the meetings held.

COMPENSATION OF DIRECTORS

    Compensation of Directors. Directors who are compensated as employees of the Company receive no additional compensation as Directors. Each Director who is not an employee of the Company receives an annual retainer of $20,000; a fee of $1,250 for each Board Meeting attended; and $750 for each Committee Meeting attended. Committee Chairmen are paid $1,000 for each Committee Meeting attended. Dr. Marston, as Chairman of the Board during fiscal 1995, received an annual retainer of $75,000, but received no additional compensation for meeting attendance.

    Cordis Corporation Director Non-Qualified Stock Option Plan. This plan (the "NQSO Plan") became effective on June 5, 1990. It provides incentives in the form of stock option grants to non-employee Directors of the Company. The grants are intended to recognize the expertise and contributions provided to the Company by the members of the Board of Directors and to provide the Board with a proprietary interest in the Company, enhancing their personal interest in the Company's continued success and progress. The NQSO Plan is administered by the Compensation Committee of the Board.

    The NQSO Plan currently authorizes the issuance of 200,000 shares of the Company's common stock. The options, 2,000 of which are granted automatically every year to each non-employee Director, fully vest one year after the anniversary of the date of the grant, are granted at a price equal to the market value of the shares on the date of the grant and must be exercised within ten years of the date of grant. In the case of a Director's death, the options vest immediately. The options continue to vest during the period of any disability or retirement.

    The options granted under the NQSO Plan are not assignable or transferable by optionees. The Plan provides that if there is a change in control, defined as the acquisition by any person of direct or indirect beneficial ownership of the Company's outstanding voting securities in a quantity sufficient to cause a change in the composition of the Board, completion of a tender or exchange offer of 50% or more of the voting securities of the Company or the merger or consolidation of the Company with another corporation or the transfer of all or substantially all of the assets of the Company, all options will be 100% vested.

    Cordis Corporation Director Retirement Policy. Under this policy (the "Policy") each non-employee director who retires from the Board after he or she has served on the Board for five years is eligible for benefits, for a period equal to two times his or her years of active service as a Director, equal to the annual retainer paid at the time of his or her retirement, increased by one-half of any subsequent increase in the annual retainer awarded to active Directors.

    The Policy waives the years-of-service eligibility requirement if a Director is forced to retire as a result of a disability or incapacity or, as of October 31, 1995, terminates as a result of a change in control of the Company. The Policy, unless waived by the Board, requires a Director to retire from active service on the Board if his or her 72nd birthday occurs on or before the 15th day of October in any year in which such Director shall stand for reelection to the Board.

    Effective as of October 31, 1995, the Policy was amended by adding the term "change in control", defined as:

        (a) any person or persons acting in concert (excluding Company benefit plans) becomes the beneficial owner of securities of the Company having at least 25% of the voting power of the Company's then outstanding securities (unless the event causing the 25% threshold to be crossed is an acquisition of securities directly from the Company); or

        (b) the shareholders of the Company shall approve any merger or other business combination of the Company, sale of more than 50% of the Company's assets or combination of the foregoing transactions (the "Transactions") other than a Transaction immediately following which the shareholders of the Company immediately prior to the Transaction and any trustee or fiduciary of any Company employee benefit plan own, immediately following the Transaction, at least 75% of the voting securities of the surviving company (or its parent) in the event of a merger or other business combination, or, in the event of a sale of assets, of the purchaser of such assets; or

        (c) within any 24 month period, the persons who were directors immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has entered into an agreement to effect a change in control).

    If a retired Director dies during the period in which retirement benefits are payable, such payments shall be paid to the Director's designated beneficiary or to his or her estate, for a period of one year after his or her death or for the remaining period for which such retirement benefits are payable, whichever occurs first. Any Director who has been an employee of the Company shall not be eligible for benefits under the Policy except for reimbursement of expenses incurred in meeting attendance and meeting fees equal to the meeting fees paid to active Directors. Effective as of October 31, 1995, the Policy provides that in the event that a Director terminates from the Board as a result of a change in control of the Company, the Policy allows such Director to elect acceleration of benefits under the Policy by requesting a present value, lump sum payment; to request the Company to purchase an annuity which would pay to the Director a sum equal to the benefits he or she would have received under the Policy; or to elect payments of benefits in accordance with the terms and provisions of the Policy.

    Cordis Corporation Director Deferred Compensation Plan. This Plan, restated and amended, effective July 1, 1995, allows non-employee directors to defer up to 100% of their compensation. The amounts deferred may be invested among a portfolio of funds selected and managed by the Company. Participants elect the timing and manner in which the amounts deferred shall be paid. All elections made by the participants are irrevocable except as specifically provided in this Plan. Effective as of October 31, 1995, a participant shall have his or her entire account balance paid in a lump sum as soon as administratively practicable following a change in control (as defined in the Policy).

    Indemnification Agreements with Directors and Officers. At a Board meeting held on October 9, 1995, the Board authorized the Company to enter into indemnification agreements with each member of the Board and certain executive officers. The agreements replace the existing agreements with directors described in the Company's 1995 Proxy Statement.

    The indemnification agreements supplement the protections afforded to the Company's directors and executive officers under the Company's Bylaws. In general, the indemnification agreements provide for the Company to indemnify the directors and executive officers against expenses, judgments, fines, penalties, and amounts paid in settlement arising in connection with third party proceedings and proceedings by or in the right of the Company against any director or executive officer relating to his or her services to the Company if such director or executive officer acted in good faith and in a manner such director or executive officer reasonably believed to be in the best interests of the Company, and, with respect to criminal proceedings, had no reasonable cause to believe his or her behavior was unlawful. The Company, pursuant to the indemnification agreements, retains subrogation rights to recover any advances which are subsequently paid by a third party. The indemnification agreements are binding on the Company and any successor to the Company.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following Summary Compensation Table represents, for each of the last three fiscal years, the annual compensation paid by the Company, together with long-term and other compensation, for the Chief Executive Officer and the four most highly compensated Executive Officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                     COMPENSATION
                                                                               ------------------------
                                          ANNUAL COMPENSATION                    AWARDS        PAYOUTS
                            ------------------------------------------------   -----------     --------
                                                                               SECURITIES        LTIP      ALL OTHER
    NAME AND PRINCIPAL              SALARY      BONUS         OTHER ANNUAL     UNDERLYING      PAYOUTS    COMPENSATION
         POSITION           YEAR    ($)(1)    ($)(1)(2)     COMPENSATION ($)   OPTIONS ( )      ($)(3)       ($)(4)
--------------------------  ----   --------   ---------     ----------------   -----------     --------   ------------
Robert C. Strauss.........  1995   $459,039   $  22,750                            25,000      $563,477      $8,386
President and Chief         1994   $430,000                                        30,000      $312,247      $8,174
Executive Officer           1993   $420,000   $ 183,951                         22,000                    $8,088
Rudy J. Kranys............  1995   $235,961   $  11,750                            12,500      $256,231      $7,687
Senior Vice President       1994   $220,000                                        15,000      $149,687      $7,119
 Worldwide Research and     1993   $215,000   $  91,976                            11,000                    $7,036
 Product Development
Alfred J. Novak...........  1995   $235,961   $  41,750                            12,500      $281,705      $6,217
Vice President and          1994   $220,000                                        15,000      $156,122      $5,073
Chief Financial Officer     1993   $215,000   $  91,976                            11,000                    $4,066
Philip J. Monks...........  1995   $199,464   $  10,000         $ 36,258(5)        12,500      $283,331         N/A
Vice President, Worldwide   1994   $196,622                     $ 49,777(6)        15,000      $150,181         N/A
Marketing and Sales         1993   $191,891   $  91,976         $ 46,158(7)        11,000                       N/A
Egbert Ratering...........  1995   $199,464   $  10,000                            12,500      $283,331         N/A
 Vice President, Worldwide  1994   $196,717   $  13,833(8)                         15,000      $150,181         N/A
 Manufacturing              1993   $192,061   $  91,976                            11,000                       N/A

------------
(1) Amounts shown include each compensation earned by the named executive during the year covered, including amounts deferred at the election of those officers. Bonuses for fiscal 1995, 1994 and 1993 were paid in the fiscal year subsequent to the fiscal year in which they were earned.
(2) For 1995, the cash bonus amounts were awarded pursuant to the individual objective performance program. Mr. Novak received a special bonus in the amount of $30,000 to reward him for his efforts in connection with various business transactions and his temporary assumption of responsibility for the U.S. Marketing and Sales organization. For 1993 the amounts awarded pursuant to the 1991 Performance Unit Award Plan were in the form of Company stock. The value of the units was calculated according to the fair market value of Company stock on or about the date of payout based on the number of units awarded and percentage of achievement. The 1993 awards were based on one-year performance periods whereby the target amounts for return on assets and sales growth yielded payments of 100.941%.
(3) In 1994 the amounts paid pursuant to the 1991 Performance Unit Award Plan were distributed as follows: 50% in the form of Company stock and 50% in cash. The value of the units awarded in stock was calculated according to the fair market value of Company stock on or about the date of payout based on the number of units awarded and percentage of achievement. The value of the units awarded in cash was calculated according to the average of the last twenty trading days in the month of June 1994. In 1995, the amounts paid were distributed 100% in the form of Company stock and the value of the units awarded was calculated according to the fair market value of Company stock as of the date of the Compensation Committee meeting, August 21, 1995, based on the number of units awarded and percentage of achievement. The 1994 and 1995 awards were based on three-year performance periods whereby the target performance achievements for return on assets, sales growth and targeted sales per employee yielded in 1994 a payment of 110.38% for the Corporate group, 105.83% for the Miami group and 106.18% for the European group, and in 1995 a payment of 138.61% for the Corporate group, 126.08% for the Miami group and 139.40 for the European group.
(4) Company contributions to the Tax-Sheltered Investment Plan and dollar value of life insurance premiums paid by the Company. European Officers do not participate in the Tax-Sheltered Investment Plan.
(5) Includes reimbursements of $17,052 for schooling of dependents under the Company's Expatriate Policy and automobile reimbursement allowance of $19,206.
(6) Includes reimbursements of $33,638 for schooling of dependents under the Company's Expatriate Policy and automobile reimbursement allowance of $16,139.
(7) Includes reimbursements of $32,118 for schooling of dependents under the Company's Expatriate Policy and automobile reimbursement allowance of $14,040.
(8) Mr. Ratering received a bonus in 1994 for twenty years of service with the Company.

STOCK OPTIONS

    The following table provides information on grants of options to purchase the Common Stock pursuant to the Cordis Corporation Non-Qualified Stock Option Plan (the "Plan") during the fiscal year ended June 30, 1995 to the named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS
                               -------------------------------------------------------------
                                                      % OF TOTAL                                POTENTIAL REALIZATION VALUE
                                                       OPTIONS                                  AT ASSUMED ANNUAL RATES OF
                               NUMBER OF SECURITIES   GRANTED TO                               STOCK PRICE APPRECIATION FOR
                                UNDERLYING OPTIONS    EMPLOYEES      EXERCISE                    OPTION TERM (10 YEARS)(2)
                                     GRANTED          IN FISCAL      OR BASE      EXPIRATION   -----------------------------
            NAME                      (#((1)             YEAR      PRICE ($/SH)      DATE      0%($)    5%($)       10%($)
-----------------------------  --------------------   ----------   ------------   ----------   -----   --------   ----------
Robert C. Strauss............         25,000             10.03%       $63.00        6/12/05     $ 0    $990,500   $2,510,250
Rudy J. Kranys...............         12,500              5.02%       $63.00        6/12/05     $ 0    $495,250   $1,255,125
Alfred J. Novak..............         12,500              5.02%       $63.00        6/12/05     $ 0    $495,250   $1,255,125
Philip J. Monks..............         12,500              5.02%       $63.00        6/12/05     $ 0    $495,250   $1,255,125
Egbert Ratering..............         12,500              5.02%       $63.00        6/12/05     $ 0    $495,250   $1,255,125

------------
(1) The Cordis Corporation Non-Qualified Stock Option Plan, as amended, provides for the grant of options for a period of ten (10) years from the date of grant. Under the Plan, the vesting schedule for the above executives is 10% during the second year, 20% during the third year, 30% during the fourth year, and the balance during the fifth year. All remaining options are exercisable and expire on the tenth anniversary of the date of grant. The exercise price of each share subject to options is equal to the fair market value of the share on the date of grant.

(2) Optionees will not realize value under the 1995 option grants without a stock price appreciation which will benefit all shareholders. If the Company's stock does not appreciate in value above the option price set forth above, there will be no benefit to shareholders or to optionees. If the Company's stock appreciates 5% in value, the potential appreciation in stock value to shareholders would be approximately $648,245,000. If the Company's stock appreciates 10% in value, the potential appreciation in stock value to shareholders would be approximately $1,642,865,000. Total number of shares outstanding as of June 30, 1995, was 16,361,568. The assumed rates of stock price appreciation are set by the Securities and Exchange Commission's proxy statement disclosure rules. These assumptions are not intended to forecast future price appreciation of the Company's stock price. The Company's stock price may increase or decrease over the time period set forth above.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

    The following table contains information relating to the exercise of stock options by the named Executive Officers in fiscal 1995 as well as the number and value of their unexercised options as of June 30, 1995:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED       IN-THE- MONEY OPTIONS AT
                                   SHARES                          OPTIONS AT FY-END(#)              FY-END($)(2)
                                 ACQUIRED ON       VALUE        ---------------------------   ---------------------------
             NAME                EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-------------------------------  -----------   --------------   -----------   -------------   -----------   -------------
Robert C. Strauss..............     24,000       $  1,059,000      44,800         76,200      $ 1,530,900    $ 1,551,850
Rudy J. Kranys.................     13,000       $    645,125      22,400         38,100      $   765,450    $   775,925
Alfred J. Novak................     23,000       $  1,020,375      22,400         38,100      $   765,450    $   775,925
Philip J. Monks................     19,000       $    708,375      16,400         38,100      $   585,450    $   775,925
Egbert Ratering................     13,000       $    557,375      22,400         38,100      $   765,450    $   775,925

------------
(1) Market value of underlying securities at exercise minus the exercise price.

(2) Market value of underlying securities at June 30, 1995 closing ($66.75) minus the option price. The values were calculated only for "In-the-Money" options, which consist of those options with an exercise price below $66.75 per share.

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE

    The following table provides information relating to performance units awarded to the named Executive Officers under the Cordis Corporation 1991 Performance Unit Award Plan:

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                         NUMBER OF       PERFORMANCE      ESTIMATED FUTURE PAYOUTS UNDER
                                          SHARES,          OR OTHER        NON-STOCK PRICE-BASED PLANS
                                          UNITS OR      PERIODS UNTIL     ------------------------------
                                           OTHER          MATURATION      THRESHOLD    TARGET    MAXIMUM
                NAME                    RIGHTS(#)(1)      OR PAYOUT          (#)        (#)        (#)
-------------------------------------   ------------    --------------    ---------    ------    -------
Robert C. Strauss....................       6,000       7/1/95-6/30/98        0         6,000    11,250
Rudy J. Kranys.......................       3,000       7/1/95-6/30/98        0         3,000     5,625
Alfred J. Novak......................       3,000       7/1/95-6/30/98        0         3,000     5,625
Philip J. Monks......................       3,000       7/1/95-6/30/98        0         3,000     5,625
Egbert Ratering......................       3,000       7/1/95-6/30/98        0         3,000     5,625

------------
(1) The performance objectives are based on the following weightings: 50% of a payout is based on achievement of sales growth, 25% is based on achievement of return on assets and 25% is based on targeted improvement on sales per employee.

RETIREMENT BENEFITS

    The following table illustrates the estimated aggregate annual retirement benefits under the Company's U.S. Retirement Plan and the U.S. Supplemental Executive Retirement Plan, assuming retirement at age 65, based on years of credited service and the highest five consecutive years' average pay. (Primary Social Security Benefits are not included. Effective July 1, 1989, the benefit formula under the Plan was changed from a Social Security Offset formula).

                         PENSION PLAN TABLE (U.S. PLAN)
                               ANNUAL RETIREMENT

                                                              YEARS OF CREDITED SERVICE
                                                 ----------------------------------------------------
                AVERAGE SALARY                      15         20         25         30         35
-----------------------------------------------  --------   --------   --------   --------   --------
$150,000.......................................  $ 35,900   $ 47,900   $ 59,900   $ 59,900   $ 59,900
$200,000.......................................  $ 48,700   $ 64,900   $ 81,100   $ 81,100   $ 81,100
$250,000.......................................  $ 61,400   $ 81,900   $102,400   $102,400   $102,400
$300,000.......................................  $ 74,200   $ 98,900   $123,600   $123,600   $123,600
$350,000.......................................  $ 86,900   $115,900   $144,900   $144,900   $144,900
$400,000.......................................  $ 99,700   $132,900   $166,100   $166,100   $166,100
$450,000.......................................  $112,400   $149,900   $187,400   $187,400   $187,400
$500,000.......................................  $125,200   $166,900   $208,600   $208,600   $208,600
$550,000.......................................  $137,900   $183,900   $229,900   $229,900   $229,900
$600,000.......................................  $150,700   $200,900   $251,100   $251,100   $251,100

    The Retirement Plan is a defined benefit plan to which the Company contributes amounts required to fund this Plan as computed by standard actuarial methods. The Retirement Plan provides a monthly pension to qualifying employees who terminate from the Company with at least five years of service. A participant who is eligible to receive a retirement benefit will receive a monthly benefit equal to the sum of: (1) 1.1% of his average monthly earnings over his five highest consecutive years of pay, including bonus and overtime up to 50% of base pay times his years of pay, including bonus and overtime up of the average monthly earnings in excess of Covered Compensation (average of taxable wage bases under Section 230 of the Social Security Act) times credited service (maximum 25 years).

    The credited years of service and current pay covered for each of the individuals named in the Cash Compensation Table is as follows:

                                                                       1995 COVERED
                                                     YEARS CREDITED    COMPENSATION
                                                     --------------    ------------
Robert C. Strauss.................................         12            $775,921
Rudy J. Kranys....................................         11            $389,294
Alfred J. Novak...................................         11            $394,884
Philip J. Monks...................................         --
Egbert Ratering...................................         --

------------
(1) Philip J. Monks is a member of and contributes a percentage of his salary to the United Kingdom Plan which does not provide a guaranteed pension at retirement, but is based on funds accrued to purchase a pension to the member's requirement. The Company also contributes a percentage of Mr. Monks' salary to the United Kingdom Plan. Egbert Ratering is covered under the Dutch Plan, as set forth in the pension table below.

    The following table illustrates the estimated aggregate annual retirement benefits under the Company's Dutch Retirement Plan based on years of credited service and last annual pay, as defined:

                           PENSION TABLE (DUTCH PLAN)

                                                              YEARS OF CREDITED SERVICE
                                                 ----------------------------------------------------
                AVERAGE SALARY                      15         20         25         30         35
-----------------------------------------------  --------   --------   --------   --------   --------
$150,000.......................................  $ 33,768   $ 45,024   $ 56,280   $ 67,537   $ 78,793
$200,000.......................................  $ 46,893   $ 62,524   $ 78,155   $ 93,787   $109,418
$250,000.......................................  $ 60,018   $ 80,024   $100,030   $120,037   $140,043
$300,000.......................................  $ 73,143   $ 97,524   $121,905   $146,287   $170,668
$350,000.......................................  $ 86,268   $115,024   $143,780   $172,537   $201,293
$400,000.......................................  $ 99,393   $132,524   $165,655   $198,787   $231,918
$450,000.......................................  $112,518   $150,024   $187,530   $225,037   $262,543
$500,000.......................................  $125,643   $167,524   $209,405   $251,287   $293,168
$550,000.......................................  $138,768   $185,024   $231,280   $277,537   $323,793
$600,000.......................................  $151,893   $202,524   $253,155   $303,787   $354,418

    The Dutch Plan, available to all Roden employees, provides supplemental retirement benefits calculated on the basis of the number of years of service multiplied by 1.75% multiplied by the pension earnings (annual salary minus the social security offset of approximately $21,400). The Dutch Plan is designed to provide a pension benefit equal to 70% of the recipient's last pension earnings after 40 years of service; however, salary increases subsequent to age 55 are only partially taken into account. Both the Company and the employee contribute only the Plan.

SEVERANCE AGREEMENTS

    At the Meeting, in order to ensure the continued dedication and objectivity of certain key executives and managers of the Company in the context of a threatened change of control of the Company, the Board authorized the Company to enter into severance compensation arrangements ("Severance Agreements") with such executives and managers ("Executives"). There are four types of Severance Agreements, with the type of agreement with each Executive being determined by reference to a four-tiered severance structure adopted by the Board: Messrs. Strauss, Kranys, Novak, McDowell, Monks and Ratering are parties to Tier 1 Severance Agreements, and there are 10, 21 and 25 Tier 2 Severance Agreements, Tier 3 Severance Agreements, and Tier 4 Severance Agreements with Executives, respectively.

    The agreements provide for certain severance benefits to those individuals in the event of certain terminations of their employment following a Change in Control (as defined below). Other than the Tier

4 Severance Agreements, each of the Severance Agreements has a three-year term. All Severance Agreements provide for payment of severance benefits ("Severance") in the event of an Executive's termination of employment by the Company (or its successor) without Cause or by the Executive with Good Reason within three years (one year for Tier 4 Severance Agreements) following a Change in Control. In addition, the Chief Executive Officer ("CEO") and Chief Financial Officer ("CFO") are entitled to payment under their Tier 1 Severance Agreements upon any termination of employment by them within 60 days after the first anniversary of a Change in Control.

    The Tier 1 Severance Agreements provide for Severance consisting of: (i) a lump sum payment equal to 2.99 times the sum of (A) Executive's base salary (including the annual amount of any automobile allowance) immediately prior to the Change in Control and (B) the highest bonus paid to Executive under the Company's executive incentive compensation plans during the three years preceding the Change in Control; (ii) continued medical benefits until the earlier of (A) the third anniversary of Executive's termination or (B) the commencement of comparable coverage with a subsequent employer; (iii) three years of age and service credit under the Company's retirement plans; and (iv) a gross-up payment for any excise taxes imposed on any "excess parachute payments" under the Internal Revenue Code of 1986, as amended (the "Code").

    The Tier 2 Severance Agreements provide for Severance consisting of: (i) a lump sum payment equal to 2 times the sum of (A) Executive's base salary (including the annual amount of any automobile allowance) immediately prior to the Change in Control and (B) the highest bonus paid to Executive under the Company's executive incentive compensation plans during the three years preceding the Change in Control; (ii) continued medical benefits until the earlier of (A) the twenty-four months after Executive's termination or (B) the commencement of comparable coverage with a subsequent employer; (iii) twenty-four months of age and service credit under the Company's retirement plans; and (iv) a gross-up payment for any excise taxes imposed on any "excess parachute payments" under the Code.

    The Tier 3 Severance Agreements provide for Severance consisting of: (i) a lump sum payment equal to 1.5 times the sum of (A) Executive's base salary immediately prior to the Change in Control and (B) the highest bonus paid to Executive under the Company's executive incentive compensation plans during the three years preceding the Change in Control; (ii) continued medical benefits until the earlier of (A) the eighteen months after Executive's termination or
(B) the commencement of comparable coverage with a subsequent employer; and
(iii) eighteen months of age and service credit under the Company's retirement plans.

    The Tier 4 Severance Agreements expire upon the earlier of one year after a Change in Control or three years. These agreements provide for Severance consisting of: (i) a lump sum payment equal to 1 times the sum of (A) Executive's base salary immediately prior to the Change in Control and (B) the highest bonus paid to Executive under the Company's executive incentive compensation plans during the three years preceding the Change in Control; and
(ii) continued medical benefits until the earlier of (A) the first anniversary of Executive's termination or (B) the commencement of comparable coverage with a subsequent employer.

    All agreements provide for payment, in a cash lump sum, of all amounts deferred by Executive under any non-qualified plan of deferred compensation maintained by the Company (notwithstanding the payment provisions of any such plans to the contrary) and any accrued but unused vacation time.

    Payments and benefits under the Tier 3 and Tier 4 Severance Agreements are limited by the parachute limit imposed by Section 280G of the Code, unless an Executive would realize a greater net after tax benefit if no limitation were imposed.

    A "Change in Control" for purposes of the Severance Agreements is identical to the definition of such term contained in the Policy.

    Under all Severance Agreements, "Cause" is defined as (i) fraud, dishonesty or willful malfeasance in connection with Executive's employment which results in material harm to the Company; (ii)

Executive's continued failure to substantially perform his duties and responsibilities after written notice thereof which is not cured within 10 business days; (iii) Executive's willful and material breach of the confidentiality or non-competition provisions of the Agreement; or (iv) Executive's plea of guilty or nolo contendere to, or nonappealable conviction of, a felony.

    Termination of an Executive for Cause under a Tier 1, Tier 2 or Tier 3 Severance Agreement can only be made by delivery to the Executive of a copy of a resolution duly adopted by a two-thirds majority of the Directors of the Company (after 30 days prior written notice and reasonable opportunity for the Executive to be heard before the Board prior to such vote), finding that in the reasonable judgment of such Board, the relevant conduct or event set forth in any of clauses (i) through (iv) in the definition of "Cause" above has occurred and that such occurrence warrants Executive's termination.

    Under the Tier 1, Tier 2 and Tier 3 Severance Agreements, "Good Reason" is defined as any (i) material diminution in the Executive's position, duties or responsibilities (in the case of the CEO and the CFO, the Company's stock ceasing to be publicly traded or the Company's becoming a subsidiary of a company whose stock is publicly traded, in each case, does not by itself constitute a diminution in position, duties or responsibilities); (ii) material adverse change in the Executive's salary and incentive compensation; (iii) failure by the Company either to continue in effect, or to provide reasonably similar benefit plans; (iv) relocation of the Executive's employment to a location in excess of 50 miles from the Executive's work site prior to the Change in Control; (v) reduction in paid vacation days; (vi) any material breach by the Company of any provision of the agreement; and (vii) failure of a successor of the Company to assume the agreement.

    Under the Tier 4 Severance Agreements, "Good Reason" is defined as any (i) material diminution in the Executive's position, duties or responsibilities;
(ii) material adverse change in the Executive's salary and incentive compensation; and (iii) relocation of the Executive's employment to a location in excess of 50 miles from the Executive's work site prior to the Change in Control.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth, as of August 22, 1995, the number of shares of Common Stock beneficially owned by each Director and by each of the Executive Officers named below.

                                                                  NUMBER OF         PERCENTAGE
                                                                COMMON SHARES      OF OWNERSHIP
                                                                BENEFICIALLY       (*DESIGNATES
                    BENEFICIAL OWNERS(1)                            OWNED          LESS THAN 1%)
-------------------------------------------------------------   -------------      -------------
Catherine M. Burzik..........................................       --
David R. Challoner, M.D......................................        11,700(2)         *
Richard W. Foxen.............................................        11,000(2)         *
Donald F. Malin, Jr..........................................         9,500(2)         *
Robert Q. Marston, M.D.......................................         8,000(2)         *
William J. Razzouk...........................................       --
Jan L. de Ruyter van Steveninck..............................         4,000(2)         *
Wilton W. Webster, Jr........................................     1,004,740(3)         6.1%
Patricia K.Woolf, Ph.D.......................................        12,350(2)         *
Robert C. Strauss............................................       161,176(3)         1.0%
Rudy J. Kranys...............................................       145,068(3)         *
Alfred J. Novak..............................................        81,260(3)         *
Philip J. Monks..............................................        58,682(3)         *
Egbert Ratering..............................................       112,085(3)         *
All Directors and Executive Officers as a group (23)
  including the above........................................     1,981,846(4)         12.1%

                                                   (Footnotes on following page)

(Footnotes for preceding page)
------------
(1) Beneficial ownership, as listed in the chart, includes shares of Common Stock directly owned or held by the persons named and the group referred to or by certain of their families.
(2) Includes shares of Common Stock which may be acquired, when vested by the exercise of options granted under the Cordis Corporation Director Non-Qualified Stock Option Plan as follows. Dr. Challoner--10,000; Mr. Foxen--10,000; Mr. Malin--8,000; Dr. Marston--8,000; Mr. van
    Steveninck--4,000; Dr. Woolf--10,000.
(3) Includes shares of Common Stock which may be acquired, when vested, by the exercise of options granted under the Cordis Corporation Non-Qualified Stock Option Plan, as follows: Mr. Webster-- 3,000; Mr. Strauss--121,000; Mr. Kranys--60,500; Mr. Novak--60,500; Mr. Monks--54,500; and Mr.
    Ratering--39,600.
(4) Includes 648,900 shares of Common Stock which may be acquired, when vested, by the exercise of options granted under the Cordis Corporation Non-Qualified Stock Option Plan and Director Non-Qualified Stock Option Plan.

    Certain information regarding transactions by the members of the Board since November 1, 1993 is included on Appendix A.

COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(A)

    There was a failure to file on a timely basis one Form 4, Statement of Changes in Beneficial Ownership, with the Securities and Exchange Commission, as required under Section 16(a) of the Securities Exchange Act of 1934, by Egbert Ratering, Vice President, Worldwide Manufacturing, relating to four sale transactions that occurred in March, 1995. The Form 4 was filed one day late.

SECURITY OWNERSHIP OF CERTAIN OTHER BENEFICIAL OWNERS

    The following chart names all beneficial owners (other than management of the Company) of the Company's voting stock known to the Company to own more than 5% of the voting stock based on their last 13G filing.

                     NAME AND ADDRESS                            NUMBER OF COMMON         PERCENTAGE OF
                   OF BENEFICIAL OWNER                       SHARES BENEFICIALLY OWNED      OWNERSHIP
----------------------------------------------------------   -------------------------    -------------
AIM Management Group, Inc.................................           2,126,000                 13.0%
  11 Greenway Plaza
  Houston, TX 77046
Twentieth Century Companies...............................             875,000                  5.3%
  4500 Main Street
  Kansas City, MO 64141-9210

                                CERTAIN MATTERS

LITIGATION

    On October 19, 1995, a complaint (the "J&J Complaint") entitled Johnson & Johnson and JNJ Acquisition Corp. v. Cordis Corporation, Civ. Action No. 95-2295, was filed against the Company in the United States District Court for the Southern District of Florida. Among other things, the J&J Complaint seeks injunctive and declaratory relief to prevent the Company from impeding or delaying the Offer, and the Stock Merger with the Company, through the use of the Company's anti-takeover devices or other defensive measures, and, specifically, an order compelling the Company, among other things, to redeem the Rights, or to amend the Rights Agreement to make the Rights inapplicable to the Offer and the Stock Merger. The J&J Complaint also seeks, among other things, costs and attorneys' fees.

    On October 26, 1995, the J&J Complaint was amended (the "Amended J&J Complaint") to allege violations of Florida law, and breach of fiduciary duty by the directors, in the Board's adoption of certain provisions of the Rights Agreement. The Amended J&J Complaint seeks, among other things, injunctive and declaratory relief against the operation or enforcement of those provisions. On that same date, J&J filed an emergency motion for expedited discovery. The emergency motion seeks immediate entry of a scheduling order for expedited discovery and a briefing and hearing schedule on a proposed motion for a preliminary injunction that J&J has not yet filed. The Company filed a memorandum in opposition to J&J's emergency motion on October 31, 1995. A reply memorandum was served upon the Company's Florida counsel, White & Case, that same day. The motion is currently pending before the United States District Court for the Southern District of Florida.

    On October 19, 1995, a purported class action complaint (the "State Shareholders Complaint") entitled Brickell Partners v. Robert C. Strauss, et al., Case No. 95-20617, was filed against the Company and eight of its current and former directors in the Circuit Court of the 11th Judicial Circuit in and for Dade County, Florida, alleging, among other things, breach of fiduciary duty to maximize shareholder value by failing to adequately consider the Offer, and failing to exercise independent business judgment in evaluating the Offer. The State Shareholders Complaint seeks, among other things, an order directing the defendants to take all appropriate steps to maximize value for, and protect the interests of, the Company's shareholders, including such steps in connection with any merger or acquisition of the Company. It further seeks, among other things, an injunction with respect to the implementation of the Rights, as well as damages and costs.

    On October 20, 1995, a purported class action complaint (the "Federal Shareholders Complaint") entitled Brickell Partners, et al. v. Robert C. Strauss, et al., Civ. Action No. 95-2320, was filed against the Company and its current directors in the United States District Court for the Southern District of Florida, alleging, among other things, violation of Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-9 thereunder, and breach of fiduciary duty. As relief, the Federal Shareholders Complaint seeks a declaration that defendants have violated Section 14(a), and have breached their fiduciary duties, and, further, that the election of the Company's directors at the Annual Meeting of Stockholders is null and void. It also seeks, among other things, an order directing the defendants to fairly evaluate alternatives designed to maximize value for the Company's shareholders, and an injunction with respect to the implementation of the Rights and other defensive measures, as well as damages and costs.

    On October 26, 1995, the Federal Shareholders Complaint was amended (the "Amended Federal Shareholders Complaint") to allege further breaches of fiduciary duty by defendants, including with respect to the adoption of a Bylaw amendment, as well as certain provisions of the Company's Rights Agreement. The Amended Federal Shareholders Complaint seeks, among other things, a declaration that those provisions, as well as the Bylaw amendment, are null and void.

    On October 23, 1995, a purported class action complaint (the "Schneider Complaint") entitled Laz L. Schneider v. Robert C. Strauss, et al, Civ. Action No. 95-2338, was filed against the Company and its directors in the United States District Court for the Southern District of Florida, alleging, among other things, violation of Section 14(a) of the Exchange Act and Rule 14a-9 thereunder, and breach of fiduciary duty. As relief, the Schneider Complaint seeks a declaration that defendants have violated Section 14(a), and have breached their fiduciary duties, and, further, that the election of the Company's directors at the Annual Meeting of Stockholders is null and void. It also seeks injunctive relief, including, among other things, an order directing defendants to fairly evaluate alternatives designed to maximize value for the Company's shareholders, as well as damages and costs.

    On October 24, 1995, a purported class action complaint (the "Pratt Complaint") entitled Mary Pratt v. Catherine M. Burzik, et al., Civ. Action No. 95-2345, was filed against the Company and ten of its current and former directors in the United States District Court for the Southern District of Florida, alleging, among other things, violation of Section 14(a) of the Exchange Act and Rule 14a-9 thereunder, and breach of fiduciary duty to maximize shareholder value by failing to adequately consider the Offer, and failing to exercise independent business judgment in evaluating the Offer. As relief, the Pratt Complaint seeks a declaration that defendants have violated Section 14(a), and have breached their fiduciary duties, and, further, that the election of the Company's directors at the Annual Meeting of Stockholders is null and void. It also seeks injunctive relief, including, among other things, an order directing defendants to take appropriate steps to facilitate a premium acquisition of the Company in a manner designed to maximize value for the Company's stockholders, as well as damages and costs.

SOLICITATION OF CONSENT REVOCATIONS

    Consent revocations may be solicited by mail, telephone, facsimile transmission or other electronic media and in person. Solicitation of consent revocations may be made by directors, officers and regular employees of the Company for which they will receive no additional compensation.

    In addition, the Company has retained MacKenzie to assist in the solicitation of the consent revocations, for which MacKenzie will receive reasonable and customary compensation and will be reimbursed for its reasonable out-of-pocket expenses. The Company has also agreed to indemnify MacKenzie for certain liabilities in connection with this solicitation. Approximately 35 persons will be employed by MacKenzie to solicit shareholders.

    Banks, brokers, custodians, nominees and fiduciaries will be requested to forward solicitation material to beneficial owners of the Shares. The Company will reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable expenses for sending solicitation material to the beneficial owners.

    The entire cost of soliciting the consent revocations (including, without limitation, costs, if any, relating to advertising, printing, fees of attorneys, financial advisors, proxy solicitors, accountants, public relations, transportation, litigation and related expenses and filing fees) will be borne by the Company. The Company estimates that total expenditures relating to the
Board's solicitation of the consent revocations will be approximately $      .
Approximately $      has been expended by the Company to date.

SHAREHOLDER PROPOSALS FOR 1996

    Shareholders who wish to propose matters for consideration at the 1996 Annual Meeting must deliver them to the Company by May 18, 1996 for inclusion in the proxy statement for that Meeting.

ABSENCE OF DISSENTERS' RIGHTS

    Pursuant to Section 607.1302 of the Florida Business Corporation Law, the shareholders of the Company are not entitled to dissenters'rights in connection with the J&J Proposals.

                                                                      APPENDIX A

    Because the J&J Proposals contemplate the removal of the Board of Directors of the Company and the election of J&J's nominees to the newly created vacancies, the rules of the Securities and Exchange Commission require the Company to include in this Statement certain additional information with respect to "Participants" (as defined in Schedule 14A promulgated pursuant to the Securities Exchange Act of 1934, as amended). Pursuant to those rules, the members of the Board are deemed Participants in the solicitation of consent revocations. Unless otherwise indicated below, the business address of the Participants is the address of Cordis Corporation's principal executive offices. Set forth below is certain required information with respect to Participants:

CERTAIN INFORMATION REGARDING DIRECTORS WHO ARE DEEMED PARTICIPANTS

    The principal occupations of the Company's directors who are deemed Participants in the solicitation are set forth on pages 5 and 6 of this Statement. The principal business address of Messrs. Strauss and Webster is that of the Company. The name, business and address of the other Participants' organization of employment are as follows: Ms. Burzik is employed by Kodak Health Imaging Systems ("KHIS"), a subsidiary of the Eastman Kodak Company which sells medical diagnostic imaging systems. KHIS is located at 18325 Waterview Parkway, Dallas, Texas 75252. Dr. Challoner is employed by the University of Florida in Gainsville. Mr. Razzouk is employed by the Federal Express Corporation, the provider of overnight delivery service. Federal Express is located at 2005 Corporate Avenue, Memphis, Tennessee 38132. Ms. Woolf is an independent consultant and a lecturer at Princeton University in Princeton, New Jersey. Messrs. Foxen, Malin and van Steveninck are all retired.

INFORMATION REGARDING OWNERSHIP OF THE COMPANY'S SECURITIES BY PARTICIPANTS

    None of the Participants owns any of the Company's securities of record but not beneficially. The number of shares of Common Stock held by Participants is set forth on pages 15 and 16 of this Statement

INFORMATION REGARDING TRANSACTIONS IN THE COMPANY'S SECURITIES

    Except as set forth in the table below, none of the Participants has purchased or sold or otherwise disposed of any securities of the Company since November 1, 1993.

                                                                                AMOUNT OF
NAME                                           DATE          TRANSACTION         SHARES       PRICE
------------------------------------------   --------    --------------------   ---------    -------
David R. Challoner, M.D...................    5/18/95    exercise of options       2,000     $19.50
                                              5/18/95            sale              1,000      70.00
                                              9/07/95            gift                700
Richard W. Foxen..........................    8/31/94    exercise of options       2,000      19.50
                                              8/31/94            sale              2,000      55.50
Donald F. Malin, Jr.......................    2/01/95    exercise of options       2,000      19.50
                                              2/01/95    exercise of options       2,000      29.50
                                              2/01/95            sale              6,000      62.75

                                                                                AMOUNT OF
NAME                                           DATE          TRANSACTION         SHARES       PRICE
------------------------------------------   --------    --------------------   ---------    -------
Robert C. Strauss.........................    8/25/95            sale              6,000      32.75
                                              1/26/95            sale             10,000      48.50
                                              6/28/94    exercise of options      30,000      14.50
                                              7/11/94            sale              5,000      40.00
                                              8/29/94            sale             18,300      55.50
                                              8/29/94            sale              3,000      55.125
                                              8/30/95            sale             10,000      55.25
                                              8/30/94            sale              5,000      55.375
                                              2/02/95    exercise of options      24,000      19.875
                                              2/02/95            sale             24,000      64.00
                                              8/31/95            sale              5,000      75.00
                                              9/07/95            sale              1,000      77.00
Jan L. de Ruyter van Steveninck...........    2/11/94    exercise of options       2,000      29.50
                                              2/11/94            sale              2,000      49.56
                                             10/07/94    exercise of options       2,000      22.50
                                             10/07/94            sale              2,000      54.50
                                              2/14/95    exercise of options       2,000      32.00
                                              2/14/95            sale              2,000      66.50
Wilton W. Webster, Jr.....................   10/14/94            gift             10,000
Patricia K. Woolf, Ph.D...................    3/23/95    exercise of options       2,000      19.50
                                              3/23/95            sale              1,000      70.00
                                              5/01/95            gift                 50

MISCELLANEOUS INFORMATION CONCERNING PARTICIPANTS

    Except as disclosed below and elsewhere in this Statement and to the best of the Company's knowledge: (a) none of the Participants identified above was or is a party to a contract, arrangement or understanding with respect to the Company's securities; (b) there are no contracts, arrangements or understandings between the Company and Participants and associates of Participants with respect to employment by the Company and its affiliates or with respect to transactions in which the Company or any of its affiliates are or will be parties; and (c) no securities of the Company are owned by any associates of the Participants.

    Wilton W. Webster, Jr. has an employment agreement with the Company and Cordis Webster, Inc., dated April 25, 1994, which, among other things, contains the following: provision for a severance payment of 12 months salary, confidentiality provisions and a non-competition agreement.

                                                          [FORM OF CONSENT CARD]

                       PRELIMINARY COPY--NOVEMBER 1, 1995

                      WHITE
                     CONSENT                       THIS REVOCATION OF CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF
                      CARD                                          DIRECTORS OF CORDIS CORPORATION

Revocation of any and all consents heretofore executed with respect to the matters set forth herein, as described in the statement enclosed herewith.

             THE BOARD OF DIRECTORS RECOMMENDS A "REVOKE CONSENT."

YOUR REVOCATION OF CONSENT IS IMPORTANT. PLEASE INDICATE YOUR OPPOSITION TO THE J&J PROPOSALS BY MARKING, SIGNING, DATING AND MAILING THIS CARD TODAY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. IF NOT OTHERWISE MARKED, THIS REVOCATION OF CONSENT REVOKES ALL PREVIOUS CONSENTS.

1. The removal of each of the following incumbent directors of the Company:
   Catherine M. Burzik, David R. Challoner, M.D., Richard W. Foxen, Donald F. Malin, Jr., William J. Razzouk, Robert C. Strauss, Jan L. de Ruyter van Steveninck, Wilton W. Webster, Jr. and Patricia K. Woolf, Ph.D., and any other person who is a director of the Company immediately prior to the effectiveness of the actions proposed to be taken by written consent.

   / / REVOKE CONSENT           / / DO NOT REVOKE CONSENT       / / ABSTAIN

2. The amendment of Section 2 of the Article II of the Company's Bylaws to read, in its entirety, as follows: "The number of directors of the Corporation shall be three."

   / / REVOKE CONSENT           / / DO NOT REVOKE CONSENT      / / ABSTAIN

3. The election of each of Donaldson Pillsbury, Robert Glauber and Karl von der Heyden (collectively, the "Nominees") as the directors of the Company to hold office until their successors are elected and qualified (or, if any such Nominee is unable to serve as a director of the Company due to death, disability or otherwise, any person designated as a Nominee by the remaining Nominee or Nominees).

   / / REVOKE CONSENT           / / DO NOT REVOKE CONSENT      / / ABSTAIN

             (continued and to be dated and signed on reverse side)

INSTRUCTION: TO REVOKE CONSENT, WITHHOLD REVOCATION OF CONSENT OR ABSTAIN FROM
             REVOKING THE CONSENT FOR THE ELECTION OF ALL THE PERSONS NAMED ON THE REVERSE, CHECK THE APPROPRIATE BOX ON THE REVERSE. IF YOU WISH TO REVOKE THE CONSENT TO THE ELECTION OF CERTAIN OF THE PERSONS NAMED ON THE REVERSE, BUT NOT ALL OF THEM, CHECK THE "REVOKE CONSENT" BOX ON THE REVERSE AND WRITE THE NAME OF EACH SUCH PERSON AS TO WHOM YOU DO NOT WISH TO REVOKE CONSENT IN THE FOLLOWING
             SPACE:

--------------------------------------------------------------------------------

4. The repeal of each provision of the Company Bylaws, and the repeal of any amendment to the Company's Bylaws, in each case adopted subsequent to April of 1977 and prior to the effectiveness of the actions proposed to be revoked by this written consent revocation.

   / / REVOKE CONSENT          / / DO NOT REVOKE CONSENT         / / ABSTAIN

IN THE ABSENCE OF DISSENT OR ABSTENTION BEING INDICATED ON THE REVERSE OR ABOVE, THE UNDERSIGNED HEREBY REVOKES CONSENT TO EACH ACTION LISTED ON THE REVERSE AND ABOVE.

The effectiveness of each of the proposals set forth on the reverse and above is subject to, and conditioned upon, the adoption of each of the other proposals set forth on the reverse and above by the holders of record at the close of business on November , 1995 of a majority of the shares of Company Common Stock then outstanding.

                                         Please sign exactly as name appears on
                                         stock certificates or on label affixed
                                         hereto. When shares are held by joint
                                         tenants, both should sign. In case of
                                         joint owners, EACH joint owner should
                                         sign. When signing as attorney,
                                         executor, administrator, trustee,
                                         guardian, corporate officer, etc., give
                                         full title as such.
                          Dated: _______________________________________________
                            ____________________________________________________

                                                        Signature
                            ____________________________________________________

                                               Signature, if held jointly
                            ____________________________________________________

                                                   Title of Authority

     IN ORDER FOR YOUR REVOCATION OF CONSENT TO BE VALID, IT MUST BE DATED. PLEASE MARK, SIGN, DATE AND MAIL YOUR REVOCATION OF CONSENT PROMPTLY IN THE
                       ENCLOSED POSTAGE PREPAID ENVELOPE.